UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 8, 2016, Armada Hoffler Properties, Inc. (the “Company”), through certain subsidiaries of the Company, completed the previously announced sale of Richmond Tower, a 206,969 square foot office building located in Richmond, Virginia, to an unaffiliated third party for $78.0 million in cash. Copies of the Agreement of Sale and Purchase related to the sale of Richmond Tower and the first amendment thereto are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The following pro forma financial information reflecting the sale of Richmond Tower is filed herewith as Exhibit 99.1:

•	Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2015

•	Unaudited Pro Forma Consolidated Statement of Operations of the Company for the Nine Months Ended September 30, 2015

•	Unaudited Pro Forma Consolidated Statement of Operations of the Company for the Year Ended December 31, 2014

•	Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement of Sale and Purchase, dated as of November 2, 2015.

10.2	First Amendment to Agreement of Sale and Purchase, dated as of November 10, 2015.

99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: January 13, 2016	/s/ MICHAEL P. O’HARA
Michael P. O’Hara
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Sale and Purchase, dated as of November 2, 2015.

10.2	First Amendment to Agreement of Sale and Purchase, dated as of November 10, 2015.

99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company.